Exhibit 99.1

Contact:

For Augme Technologies, Inc.

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Rachel Carr, SVP
Lippert/Heilshorn & Associates, Inc.	DKC Public Relations
(212) 838-3777	(212) 981-5253
sprince@lhai.com or ir@augme.com	rachel_carr@dkcnews.com

Augme Technologies Enters into Agreement to Purchase Assets of Mobile Marketing Pioneer JAGTAG

JAGTAG expands Augme’s Fortune 500 relationships, contributes complementary technology and adds to existing intellectual property portfolio

JAGTAG CEO Ed Jordan to become CFO of Augme Technologies

NEW YORK, NY — (July 20, 2011) - Augme Technologies, Inc. (OTCBB: AUGT)(“Augme”), a leader in full service mMarketing mobile marketing solutions utilizing patented technology that enables the world’s largest brands to plan, build, deploy and track mobile marketing campaigns with their target audiences, today announced that it has signed a definitive Asset Purchase Agreement to acquire substantially all of the assets and the business of JAGTAG, Inc., a privately held mobile marketing pioneer based in Princeton, New Jersey.  The purchase price for the acquisition is $5.25 million, subject to certain adjustments, payable in Augme common stock, and additional consideration of up to $250,000 in cash.  Concurrently with the closing of the acquisition, Augme will hire all of JAGTAG’s employees and the current JAGTAG team will continue to service JAGTAG’s business.

Since 2007, JAGTAG has enabled brands, agencies and media companies to interactively communicate better with their customers, drive loyalty and increase sales by utilizing 2D barcodes, including JAGTAG’s own proprietary codes as well as traditional QR codes, powered by JAGTAG. JAGTAG’s unique ability to read QR codes without the consumer having to have a smartphone or scanning application has made it the only 2D barcode solution that reaches 90%+ of consumers in the U.S. JAGTAG’s proven strategic and mobile marketing capabilities have allowed JAGTAG to develop and implement successful campaigns for clients such as Sports Illustrated, Bacardi, 20th Century Fox, Unilever, GlaxoSmithKline, Pepsi, Gatorade, Tropicana, MTV/Viacom, Estee Lauder, IBM, Sony, Publicis, Saatchi & Saatchi, Ogilvy & Mather, Universal McCann and NBC Universal.

Augme expects that its combined resources with JAGTAG will create a premier mobile marketing provider for brands, agencies, pharmaceutical/health and media companies. Following the acquisition, Augme’s current and recent client list is expected to include over three dozen Fortune 500 and Global Fortune 500 companies. Following its acquisition of the business of JAGTAG, Augme expects that its complete account list will include over 150 brands that are either currently running active mobile marketing campaigns or have recently purchased such services.

JAGTAG also invented and owns a patent on a system that provides ad serving to a mobile device via MMS. Patent #7,958,081, entitled “Apparatus, Methods and Systems for Information Querying and Serving on Mobile Devices Based on Ambient Conditions,” was issued June 7, 2011. When targeting is possible, the system allows an ad to be served intelligently based on existing information, and the ad can correspond to existing knowledge of the user, probable location, or wording in the MMS message. For example, if a picture is sent with a note saying “for mom”, then the content of the ad served could also be similar. This provides JAGTAG with the ability to intelligently target cell phones via MMS. JAGTAG’s intellectual property portfolio also includes two additional patents that have been allowed, pending issuance, and twelve pending patent applications.

Paul Arena, Chief Executive Officer of Augme Technologies, Inc., will continue to serve as the CEO of Augme. JAGTAG’s Chief Executive Officer, Edward Jordan, will become the Chief Financial Officer of Augme upon closing the acquisition.

“We believe great opportunity exists by combining superior and patented technology with robust mobile marketing capabilities and best-of-breed strategic client services,” stated Paul Arena, Chief Executive Officer of Augme. “It is still very early in the game, with industry wide mobile advertising-related revenues expected to more than double in 2011 over last year’s levels, according to a new Gartner forecast. For all of 2011, industry wide mobile ad revenue is expected to reach $3.3 billion, compared with $1.6 billion in 2010, according to Gartner, and Gartner forecasts that by 2015, global mobile revenues should exceed $20.5 billion.”

“We expect JAGTAG to contribute value-added synergies that will bolster Augme’s ability to provide client brands, agencies and partners with a full suite of products, services, strategies and experience to create mobile marketing solutions with measured benefits,” stated Ed Jordan, the Chief Executive Officer of JagTag who is to become the Chief Financial Officer of Augme upon closing of the acquisition. “Our combined offerings are complementary, and we are excited about the benefits we expect our clients will realize from a technology platform that offers significant competitive advantages from a growing intellectual property portfolio.”

“Ed Jordan will be a great addition to the executive management team that we’ve been building over the past year,” continued Mr. Arena, Chief Executive Officer of Augme. “He joins Augme at a time when we believe we are becoming recognized as a technology leader in the U.S. mobile marketing space. Ed’s expertise in managing fast-growing technology companies in the mobile and Internet services sectors, combined with his public company experience and his accounting background, should prove invaluable to Augme and its shareholders as we pursue an aggressive growth strategy in the coming years.”

Mr. Jordan, age 50, brings 26 years of financial management experience to the Augme management team. His management roles have often involved mergers/acquisitions and intellectual property matters. He served as Chief Executive Officer of JAGTAG, Inc. from April 2009 to present and Chief Financial Officer from January 2008 to April 2009. Previously, he was a principal of EBJ OITO LLC from 2006 to 2008, a financial consulting firm specializing in private investments in Brazil. From 2004 to 2008, Mr. Jordan was Chief Financial Officer of Flarion Technologies, Inc., which was sold to Qualcomm, Inc. for over $800 million in 2008. From 1997 to 2004, Mr. Jordan was Co-Founder, Director and Chief Financial Officer of ITXC Corp., a NASDAQ-listed company that was sold to Tata Communications in 2005. From 1986 to 1997, he held executive positions, including Chief Financial Officer, at Dialogic Corporation, during a time when that NASDAQ-listed company increased its revenues from $1 million to over $250 million annually.

Mr. Jordan began his career at Deloitte in New York, where he became a Certified Public Accountant. He graduated from Lehigh University in 1982 with a B.S. in Accounting.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB:AUGT - News) provides strategic services and mobile technology to leading consumer and healthcare brands. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and Image Recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City. For more information, visit www.augme.com.

Augme Technologies, Inc.™, Augme™, AD LIFE™, BOOMBOX®, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-11.

About JAGTAG, Inc.

Unlike other 2D barcode systems, JAGTAG delivers multimedia to both smartphones and standard phones, without requiring the consumer to download an application prior to use.  As a result, JAGTAG can share video, images, music and text with three times more mobile consumers than mobile web-dependent media. Anywhere a mobile consumer encounters a JAGTAG, they can use their phones to request and immediately receive multimedia content, including video, audio, pictures, coupons and text.  To learn more, visit www.jagtag.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended December 31, 2010 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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